Exhibit 99.1

USCF Funds Trust

United States 3x Oil Fund

Monthly Account Statement

For the Month Ended January 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$3,788,828
Unrealized Gain (Loss) on Market Value of Futures	5,479,911
Dividend Income	5,040
Interest Income	16,555
Total Income (Loss)	$9,290,334

Expenses
Sponsor Management Fees	$18,013
Brokerage Commissions	11,822
Total Expenses	$29,835
Net Income (Loss)	$9,260,499

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/19	$15,824,596
Net Income (Loss)	9,260,499

Net Asset Value End of Month	$25,085,095
Net Asset Value Per Share (1,000,040 Shares)	$25.08

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596

USCF Funds Trust

United States 3x Short Oil Fund

Monthly Account Statement

For the Month Ended January 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(111,622)
Unrealized Gain (Loss) on Market Value of Futures	(839,708)
Dividend Income	706
Interest Income	1,789
ETF Transaction Fees	640
Total Income (Loss)	$(948,195)

Expenses
Sponsor Management Fees	$1,395
Brokerage Commissions	1,307
Total Expenses	$2,702
Net Income (Loss)	$(950,897)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/19	$3,219,657
Additions (50,000 Shares)	408,370
Withdrawals (100,000 Shares)	(1,191,379)
Net Income (Loss)	(950,897)

Net Asset Value End of Month	$1,485,751
Net Asset Value Per Share (200,040 Shares)	$7.43

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596

USCF Funds Trust

Monthly Account Statement

For the Month Ended January 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$3,677,206
Unrealized Gain (Loss) on Market Value of Futures	4,640,203
Dividend Income	5,746
Interest Income	18,344
ETF Transaction Fees	640
Total Income (Loss)	$8,342,139

Expenses
Sponsor Management Fees	$19,408
Brokerage Commissions	13,129
Total Expenses	$32,537
Net Income (Loss)	$8,309,602

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/19	$19,044,253
Additions (50,000 Shares)	408,370
Withdrawals (100,000 Shares)	(1,191,379)
Net Income (Loss)	8,309,602

Net Asset Value End of Month	$26,570,846

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596